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                                                                   Exhibit 11(a)



                                  CONSENT OF
                                  ----------

                            MAYER, BROWN, ROWE & MAW
                            ------------------------


     We hereby consent to the reference to our firm under the caption "Counsel and Independent Accountants" in the statement of additional information comprising a part of Post-Effective Amendment No. 15 to the Form N-1A Registration Statement of Security Capital Real Estate Mutual Funds Incorporated, File Nos. 333-20649 and 811-8033. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                       /s/ Mayer, Brown, Rowe & Maw

                                       MAYER, BROWN, ROWE & MAW






New York, NY
April 29, 2002